UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 14, 2017

LINCOLN EDUCATIONAL SERVICES CORPORATION

(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51371	57-1150621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Executive Drive, Suite 340, West Orange, New Jersey  07052

(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 14, 2017, New England Institute of Technology at Palm Beach, Inc. (“NEIT”), a wholly-owned subsidiary of Lincoln Educational Services Corporation (the “Company”), consummated the anticipated sale of the real property located at 2400 and 2410 Metrocentre Boulevard East, West Palm Beach, Florida, including the improvements and other personal property located thereon (the “West Palm Beach Property”) to  Tambone Companies, LLC (“Tambone”), pursuant to a previously reported purchase and sale agreement (the “West Palm Sale Agreement”) entered into on March 14, 2017.  Pursuant to the terms of the West Palm Sale Agreement, as subsequently amended, the purchase price for the West Palm Beach Property was $15,750,000.  As a result, the Company expects to record a non-cash gain on the sale in the amount of $1.5 million.

As previously reported, the West Palm Beach Property served as collateral for a short term loan in the principal amount of $8 million obtained by the Company from its lender, Sterling National Bank, on April 28, 2017, which matured upon the earlier of the sale of the West Palm Beach Property or October 1, 2017.  Accordingly, on August 14, 2017, the Company repaid the term loan in an aggregate amount of $8.021 million, consisting of principal and accrued interest, concurrently with the consummation of the sale of the West Palm Beach Property.

The foregoing description of the terms of the West Palm Sale Agreement, as amended, is qualified in its entirety by reference to the West Palm Sale Agreement, as amended, a copy of which is filed as Exhibit 2.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On August 16, 2017, the Company issued a press release announcing the closing of the sale of the West Palm Beach Property.  A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description

2.1
Purchase and Sale Agreement, dated March 14, 2017, between New England Institute of Technology at Palm Beach, Inc. and Tambone Companies, LLC, as amended by First Amendment to Purchase and Sale Agreement dated as of April 18, 2017, and as further amended by Second Amendment to Purchase and Sale Agreement dated as of May 12, 2017

99.1	Press Release, dated August 16, 2017, issued by Lincoln Educational Services Corporation announcing the completion of the sale of the West Palm Beach property

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2017
LINCOLN EDUCATIONAL SERVICES CORPORATION

	By:	/s/ Scott Shaw
Name: Scott M. Shaw
Title: Chief Executive Officer and President

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